       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 2001
                                                      REGISTRATION NO. 333-84199
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           AXYS PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                    22-2969941
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                                 180 KIMBALL WAY
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000
    (Address, including zip code and telephone number, including area code, of principal executive offices)



                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             WILLIAM J. NEWELL, ESQ.
                      SENIOR VICE PRESIDENT AND SECRETARY
                           AXYS PHARMACEUTICALS, INC.
                                 180 KIMBALL WAY
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000

                           --------------------------

                                    Copy to:

                             RICHARD CAPELOUTO, ESQ.
                           SIMPSON THACHER & BARTLETT
                              3330 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 251-5000

================================================================================

                            DEREGISTRATION OF SHARES

        This Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-84199 on Form S-8 filed on July 30, 1999 (the "Registration Statement") is filed to deregister shares of the Registrant's common stock previously registered that remain available for issuance under the Employee Stock Purchase Plan as of the date hereof.

        Under an Agreement and Plan of Merger, dated as of June 12, 2001, among the Registrant, Applera Corporation ("Applera") and Angel Acquisition Sub, Inc., a wholly owned subsidiary of Applera, Angel Acquisition Sub, Inc. was merged with and into the Registrant, with the Registrant continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Applera, as of November 16, 2001. Pursuant to the merger agreement, the Registrant terminated its Employee Stock Purchase Plan effective November 16, 2001.

        Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby deregisters all shares that remain available for issuance under the Employee Stock Purchase Plan as of the date hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 21, 2001.


                                        AXYS PHARMACEUTICALS, INC.


                                        By: /s/ Thomas P. Livingston
                                            ------------------------------------
                                            Name:  Thomas P. Livingston
                                            Title: Assistant Secretary



                                POWER OF ATTORNEY

        We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Thomas P. Livingston, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                          TITLE                            DATE

      /s/ Paul J. Hastings        President and Chief Executive         November 21, 2001
-------------------------------   Officer (principal executive
        Paul J. Hastings          officer)


       /s/ David E. Riggs         Senior Vice President and             November 21, 2001
-------------------------------   Chief Financial Officer
         David E. Riggs           (principal financial officer
                                  and principal accounting
                                  officer)


      /s/ William B. Sawch                   Director                   November 21, 2001
-------------------------------
        William B. Sawch


      /s/ Dennis L. Winger                   Director                   November 21, 2001
-------------------------------
        Dennis L. Winger